Exhibit 99.1

Nimble Storage Announces Financial Results for Fourth

Quarter and Fiscal Year 2017

•	Q4FY2017 Revenue growth accelerates; up 30% year-over-year

•	Continued strong All Flash array momentum; AFA total bookings increase 67% sequentially from Q3FY2017 to an annualized run-rate of over $160M

•	Over 750 new customers added in Q4; installed base now exceeds 10,200 customers

•	Nimble Cloud Volumes, announced in February as the only enterprise-grade multicloud block storage service for Amazon Web Services (AWS) and Microsoft Azure

San Jose, Calif. – March 7, 2017 – Nimble Storage (NYSE: NMBL), the leader in predictive cloud infrastructure, today reported financial results for the fiscal fourth quarter and fiscal year 2017.

Recent Acquisition Announcement

In light of the recently announced pending acquisition by Hewlett Packard Enterprise, Nimble Storage will not hold a conference call to discuss these financial results and will not provide Q1FY18 guidance.

Fourth Quarter Fiscal 2017 Key Financial Results:

•	Total revenue increased 30% to $117.0 million, up from $90.1 million in the fourth quarter of fiscal 2016. Excluding fluctuations in foreign currency, revenue would have been $118.7 million representing a 32% increase over the fourth quarter of fiscal 2016.

•	GAAP gross margin was 63.5% compared to 64.4% in the fourth quarter of fiscal 2016. Non-GAAP gross margin was 65.8% compared to 66.4% in the fourth quarter of fiscal 2016.

•	GAAP operating loss was $36.1 million, compared to a loss of $31.9 million in the fourth quarter of fiscal 2016. Non-GAAP operating loss was $10.6 million, compared to a loss of $9.4 million in the fourth quarter of fiscal 2016.

•	GAAP operating margin was negative 31%, compared to negative 35% in the fourth quarter of fiscal 2016. Non-GAAP operating margin was negative 9%, compared to negative 10% in the fourth quarter of fiscal 2016.

•	GAAP net loss was $36.4 million, or $0.41 per basic and diluted share, compared with a net loss in the fourth quarter of fiscal 2016 of $32.4 million, or $0.40 per basic and diluted share. Non-GAAP net loss was $10.9 million, or $0.12 per basic and diluted share, compared with a net loss of $9.9 million in the fourth quarter of fiscal 2016, or $0.12 per basic and diluted share.

Fiscal Year 2017 Key Financial Results:

•	Total revenue was $402.6 million, compared to $322.2 million in fiscal 2016, representing growth of 25% year-over-year. GAAP gross margin was 63.8% compared to 65.0% in fiscal 2016. Non-GAAP gross margin was 66.1% compared to 67.1% in fiscal 2016.

•	GAAP operating loss was $156.6 million, compared to a loss of $118.6 million in fiscal 2016. Non-GAAP operating loss was $61.1 million compared to a loss of $35.3 million in fiscal 2016.

•	GAAP operating margin was negative 39% compared to negative 37% in fiscal 2016. Non-GAAP operating margin was negative 15% compared to negative 11% in fiscal 2016.

•	GAAP net loss was $158.3 million, or $1.85 per basic and diluted share, compared with a net loss in fiscal 2016 of $120.1 million, or $1.52 per basic and diluted share. Non-GAAP net loss was $62.8 million, or $0.73 per basic and diluted share, compared with a net loss of $36.8 million in fiscal 2016, or $0.47 per basic and diluted share.

In computing non-GAAP financial measures, the effects of stock-based compensation, which is a recurring non-cash expense for the company, are excluded. The company has provided a reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Business Highlights

•	Introduced Nimble Cloud Volumes, the First Multicloud Storage Service. Nimble Cloud Volumes is the only enterprise-grade multicloud block storage service for running applications in Amazon Web Services (AWS) and Microsoft Azure. This service, announced in February, will enable the next wave of applications – traditional transactional workloads – to be moved to the cloud with enterprise-grade availability and data services.

•	Achieved Six-Nines Availability Powered by InfoSight Predictive Analytics. This is a new standard for uptime in the infrastructure industry. This level of availability translates to an impact of fewer than 25 seconds annually, empowering IT staff to focus on business priorities instead of routine maintenance with an infrastructure that gets smarter every single day.

•	Nimble All Flash Arrays Awarded the 2016 Product of the Year Award by Storage Magazine/ SearchStorage.com. The AF-Series All Flash arrays won the Gold award and were named as the All-Flash Systems Product of the Year. The CS-Series Adaptive Flash arrays were also recognized with the Silver award in the Disk and Hybrid Systems category.

•	InfoSight Wins 2016 Technology Leadership Award from Ventana Research in IT Analytics. Nimble Storage end user Flexi-Van Leasing was recognized for its use of InfoSight. The Ventana Research award identifies businesses and IT leaders who are using technologies and applying best practices to create the best possible outcomes in productivity, performance and support of an organization’s goals and objectives.

•	Bob Kelly Appointed to Nimble Storage Board of Directors. Mr. Kelly serves as a member of the nominating and corporate governance committee. Mr. Kelly is a General Partner at Ignition Partners. He most recently served as the Corporate Vice President of Merger & Acquisition Strategy and Business Development for the Cloud and Enterprise Division at Microsoft Corporation.

•	Vice President of Worldwide Channels Named a 2017 CRN Channel Chief. Leonard Iventosch was recognized on this annual list that represents top leaders in the IT channel who excel at driving growth and revenue in their organizations through channel partners.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Nimble Storage has disclosed in this release and the accompanying tables non-GAAP financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. The company provides non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share. In computing these non-GAAP financial measures, the company excludes the effects of stock-based compensation, which is a recurring non-cash expense for the company. The company has provided reconciliation below of non-GAAP financial measures to the most directly comparable GAAP financial measures.

The company discloses these non-GAAP financial measures because they are key measures used by the company’s management and board of directors to understand and evaluate operating performance and trends, to prepare and approve the annual budget and to develop short-term and long-term operational and compensation plans. In particular, the exclusion of certain expenses in calculating non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as the company’s management and board of directors.

Non-GAAP financial measures have limitations as analytical tools and, as such, should not be considered in isolation or as substitutes for analysis of the company’s results as reported under GAAP. Some of these limitations are:

•	Non-GAAP financial measures do not consider the potentially dilutive impact of equity-based compensation, which is an ongoing expense for the company; and

•	Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Nimble Storage Resources

•	Nimble Storage Website

•	Case Studies and Videos

•	Follow Nimble Storage on Twitter: @NimbleStorage

•	Follow Nimble Storage on LinkedIn

•	Visit Nimble Storage on Facebook

•	Visit the NimbleConnect Community

About Nimble Storage

Nimble Storage (NYSE: NMBL) is the leader in predictive cloud infrastructure. Its Predictive Cloud Platform gives users fast, reliable access to data. By combining predictive analytics with flash storage, IT teams radically simplify operations in their data center and in the cloud. Over 10,000 customers rely on Nimble to power their businesses. Find out more at www.nimblestorage.com (NYSE:NMBL) and follow us on Twitter: @NimbleStorage.

Nimble Storage, the Nimble Storage logo, Nimble Cloud Volumes, Predictive Cloud Platform, CASL, InfoSight, SmartStack and NimbleConnect are trademarks or registered trademarks of Nimble Storage. Other trade names or words used in this document are the properties of their respective owners.

Press Contact:

Kristalle Cooks

408-514-3313

Kristalle@nimblestorage.com

Investor Relations Contact:

John Nunziati

408-514-3399

IR@nimblestorage.com

SOURCE: Nimble Storage

Nimble Storage, Inc.

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Revenue:
Product	$94,814	$73,083	$322,114	$265,602
Support and service	22,214	17,008	80,483	56,613

Total revenue	117,028	90,091	402,597	322,215
Cost of revenue:
Product (1)	32,870	24,866	110,651	86,506
Support and service (1)	9,832	7,175	35,002	26,129

Total cost of revenue	42,702	32,041	145,653	112,635
Total gross profit	74,326	58,050	256,944	209,580
Operating expenses:
Research and development (1)	31,744	24,806	116,222	93,990
Sales and marketing (1)	67,853	55,823	254,919	197,979
General and administrative (1)	10,813	9,288	42,420	36,247

Total operating expenses	110,410	89,917	413,561	328,216

Loss from operations	(36,084)	(31,867)	(156,617)	(118,636)
Interest income, net	78	45	274	240
Other expense, net	(30)	(312)	(629)	(656)

Loss before provision for income taxes	(36,036)	(32,134)	(156,972)	(119,052)
Provision for income taxes	375	266	1,343	1,017

Net loss	$(36,411)	$(32,400)	$(158,315)	$(120,069)

Net loss per share, basic and diluted	$(0.41)	$(0.40)	$(1.85)	$(1.52)

Weighted-average shares used to compute net loss per share, basic and diluted	88,145	81,175	85,541	78,932

(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$813	$502	$2,860	$1,972
Cost of support and service revenue	1,843	1,256	6,394	4,743
Research and development	8,807	6,302	30,027	23,259
Sales and marketing	9,672	11,016	39,636	39,648
General and administrative	4,398	3,392	16,625	13,682

Total stock-based compensation expense	$25,533	$22,468	$95,542	$83,304

Nimble Storage, Inc.

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	January 31, 2017	January 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$184,814	$211,160
Restricted cash, current	409	793
Accounts receivable, net	64,336	50,432
Inventories	21,944	15,994
Prepaid expenses and other current assets	8,540	5,212

Total current assets	280,043	283,591
Property and equipment, net	51,258	47,404
Intangible assets, net	1,007	—
Other long-term assets	712	754

Total assets	$333,020	$331,749

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,008	$24,330
Accrued compensation and benefits	28,914	19,325
Deferred revenue, current portion	71,121	54,580
Other current liabilities	12,724	8,933

Total current liabilities	145,767	107,168
Deferred revenue, non-current portion	72,943	60,265
Other long-term liabilities	7,280	8,708

Total liabilities	225,990	176,141

Commitments and contingencies
Stockholders’ equity:
Common stock	79	75
Additional paid-in capital	586,111	476,271
Accumulated other comprehensive loss	(838)	(731)
Accumulated deficit	(478,322)	(320,007)

Total stockholders’ equity	107,030	155,608

Total liabilities and stockholders’ equity	$333,020	$331,749

Nimble Storage, Inc.

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(36,411)	$(32,400)	$(158,315)	$(120,069)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,121	4,613	22,596	15,598
Stock-based compensation expense	25,533	22,468	95,542	83,304
Loss on disposal of property and equipment	55	22	145	182
Provision (recoveries) for allowance for doubtful accounts	6	(56)	3	25
Provision for excess and obsolete inventories	226	77	635	157
Changes in operating assets and liabilities:
Accounts receivable	(5,085)	(5,858)	(13,907)	(15,186)
Inventories	(2,364)	(1,350)	(9,018)	(3,930)
Prepaid expenses and other assets	(756)	392	(3,611)	(663)
Short term restricted cash	(329)	(793)	464	(793)
Accounts payable	(82)	1,537	8,890	7,661
Deferred revenue	10,336	9,396	29,219	40,399
Accrued and other liabilities	10,831	4,242	11,761	(930)

Net cash provided by (used in) operating activities	8,081	2,290	(15,596)	5,755
Cash flows from investing activities:
Purchase of property and equipment	(5,461)	(6,392)	(23,928)	(29,423)
Purchase of intangible asset	—	—	(938)	—
Change in restricted cash	—	3,904	(6)	3,909

Net cash used in investing activities	(5,461)	(2,488)	(24,872)	(25,514)
Cash flows from financing activities:
Proceeds from exercise of stock options, net of repurchases	1,372	1,658	4,097	8,146
Proceeds from issuance of stock under employee stock purchase plan	—	—	10,131	14,321
Excess tax benefit from employee stock plans	—	325	—	551

Net cash provided by financing activities	1,372	1,983	14,228	23,018
Foreign exchange impact on cash and cash equivalents	83	(337)	(106)	(493)

Net increase (decrease) in cash and cash equivalents	4,075	1,448	(26,346)	2,766
Cash and cash equivalents, beginning of period	180,739	209,712	211,160	208,394

Cash and cash equivalents, end of period	$184,814	$211,160	$184,814	$211,160

Nimble Storage, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	January 31, 2017	January 31, 2016	January 31, 2017	January 31, 2016
Revenue	$117,028	$90,091	$402,597	$322,215
GAAP gross margin	$74,326	$58,050	$256,944	$209,580
Stock-based compensation	2,656	1,758	9,254	6,715

Non-GAAP gross margin	$76,982	$59,808	$266,198	$216,295

GAAP gross margin %	63.5%	64.4%	63.8%	65.0%
Stock-based compensation %	2.3%	2.0%	2.3%	2.1%

Non-GAAP gross margin %	65.8%	66.4%	66.1%	67.1%

GAAP operating margin	$(36,084)	$(31,867)	$(156,617)	$(118,636)
Stock-based compensation	25,533	22,468	95,542	83,304

Non-GAAP operating margin	$(10,551)	$(9,399)	$(61,075)	$(35,332)

GAAP operating margin %	-31%	-35%	-39%	-37%
Stock-based compensation %	22%	25%	24%	26%

Non-GAAP operating margin %	-9%	-10%	-15%	-11%

GAAP net loss	$(36,411)	$(32,400)	$(158,315)	$(120,069)
Stock-based compensation	25,533	22,468	95,542	83,304

Non-GAAP net loss	$(10,878)	$(9,932)	$(62,773)	$(36,765)

GAAP net loss per share, basic and diluted	$(0.41)	$(0.40)	$(1.85)	$(1.52)
Stock-based compensation	0.29	0.28	1.12	1.05

Non-GAAP net loss per share	$(0.12)	$(0.12)	$(0.73)	$(0.47)

Shares used to compute GAAP and Non-GAAP net loss per share	88,145	81,175	85,541	78,932